Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                         For the Month of December 1999
                     Distribution Date of January 18, 2000
                            Servicer Certificate #44

Original Pool Amount                                   $459,943,869.53

Beginning Pool Balance                                  $57,024,922.28
Beginning Pool Factor                                        0.1239824

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $4,337,606.40
     Interest Collected                                    $398,436.35

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $100,964.67
Total Additional Deposits                                  $100,964.67

Repos / Chargeoffs                                          $43,120.73
Aggregate Number of Notes Charged Off                               66

Total Available Funds                                    $4,418,657.89

Ending Pool Balance                                     $53,062,544.68
Ending Pool Factor                                           0.1153674

Servicing Fee                                               $47,520.77

Repayment of Servicer Advances                             $418,349.53

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,806,272.83
     Target Percentage                                           5.00%
     Target Balance                                      $2,653,127.23
     Minimum Balance                                     $9,658,821.26
     (Release) / Deposit                                  ($147,451.57)
     Ending Balance                                      $9,658,821.26

Current Weighted Average APR:                                    8.933%
Current Weighted Average Remaining Term (months):                13.83


Delinquencies                                              Dollars        Notes
     Installments:               1 - 30 days             $728,009.99       523
                                 31 - 60 days            $235,453.60       149
                                 60+  days                $58,486.99        37

     Total:                                            $1,021,950.58       535

     Balances:                   60+  days               $514,258.83        37

Memo Item - Reserve Account
     Prior Month                                       $9,658,821.26
+    Invest. Income                                       $41,254.30
+    Excess Serv.                                        $106,197.27
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $9,806,272.83

Exhibit 20.1
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of December 1999

                                                                                     NOTES
                                                                 (Money Market)
                                                       TOTAL       CLASS A - 1        CLASS A - 2      CERTIFICATES
                                             $459,943,869.53    $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                            0.00%             95.50%             4.50%
     Coupon                                                             5.250%             6.350%            6.500%

Beginning Pool Balance                        $57,024,922.28
Ending Pool Balance                           $53,062,544.68

Collected Principal                            $3,919,256.87
Collected Interest                               $398,436.35
Charge - Offs                                     $43,120.73
Liquidation Proceeds / Recoveries                $100,964.67
Servicing                                         $47,520.77
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service       $4,371,137.12

Beginning Balance                             $57,024,922.28             $0.00     $50,581,972.57     $6,442,949.71

Interest Due                                     $302,562.25             $0.00        $267,662.94        $34,899.31
Interest Paid                                    $302,562.25             $0.00        $267,662.94        $34,899.31
Principal Due                                  $3,962,377.60             $0.00      $3,784,070.61       $178,306.99
Principal Paid                                 $3,962,377.60             $0.00      $3,784,070.61       $178,306.99

Ending Balance                                $53,062,544.68             $0.00     $46,797,901.96     $6,264,642.72
Note / Certificate Pool Factor                                          0.0000             0.1348            0.3027
   (Ending Balance / Original Pool Amount)
Total Distributions                            $4,264,939.85             $0.00      $4,051,733.55       $213,206.30

Interest Shortfall                                     $0.00             $0.00              $0.00             $0.00
Principal Shortfall                                    $0.00             $0.00              $0.00             $0.00
     Total Shortfall                                   $0.00             $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                 $106,197.27
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                 $9,806,272.83
(Release) / Draw                                ($147,451.57)
Ending Reserve Acct Balance                    $9,658,821.26

Exhibit 20.1
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of December 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     6                5                 4              3                2                1
                                  Jul-9            Aug-99            Sep-99         Oct-99           Nov-99           Dec-99
Beginning Pool Balance       $82,209,017.41   $76,686,469.51   $72,004,628.02   $67,117,369.24   $62,381,506.88   $57,024,922.28

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $29,396.46       $29,281.81       $26,119.71       $31,627.11       $16,230.71       $43,120.73
    Recoveries                   $48,949.05      $218,219.04      $247,754.39       $40,276.84      $123,046.97      $100,964.67

Loss Trigger - Reserve Account Balance                                Loss Trigger - Certificate Lockout Event
    Total Charged Off (Months 5, 4, 3)           $87,028.63            Total Charged off (Months 1 - 6)              $175,776.53
     Total Recoveries (Months 3, 2, 1)           $264,288.48           Total Recoveries (Months 1 - 6)               $779,210.96
     Net Loss / (Recoveries) for 3 Mos          ($177,259.85)(a)       Net Loss/(Recoveries) for 6 Mos.             ($603,434.43)(c)

Total Balance (Months 5, 4, 3)               $215,808,466.77 (b)       Total Balance (Months 1 - 6)              $417,423,913.34 (d)

Loss Ratio Annualized  [(a/b) * (12)]                -0.9857%          Loss Ratio Annualized [(c/d) (12)]                -1.7347%

Trigger:  Is Ratio > 1.5%                                 No           Trigger:  Is Ratio > 6.0%                              No

                                                                                    Oct-99           Nov-99           Dec-99
B)   Delinquency Trigger:                                                          $412,877.71      $372,756.86      $514,258.83
     Balance delinquency 60+ days                                                     0.61516%         0.59754%         0.90181%
     As % of Beginning Pool Balance                                                   0.80427%         0.70019%         0.70484%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer